   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 8, 2005

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                       CENTERPOINT ENERGY RESOURCES CORP.
             (Exact name of registrant as specified in its charter)

                                                       1111 LOUISIANA
                                                    HOUSTON, TEXAS 77002
           DELAWARE                                    (713) 207-1111                                  76-0511406
(State or other jurisdiction of     (Address, including zip code, and telephone number,             (I.R.S. Employer
incorporation or organization)                           including                                 Identification No.)
                                  area code, of registrant's principal executive offices)

                             ---------------------
                                 RUFUS S. SCOTT
    VICE PRESIDENT, DEPUTY GENERAL COUNSEL AND ASSISTANT CORPORATE SECRETARY
                                 1111 LOUISIANA
                              HOUSTON, TEXAS 77002
                                 (713) 207-1111
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                     GERALD M. SPEDALE
                     BAKER BOTTS L.L.P.                                          STEVEN R. LOESHELLE
                       910 LOUISIANA                                             DEWEY BALLANTINE LLP
                    3000 ONE SHELL PLAZA                                     1301 AVENUE OF THE AMERICAS
                 HOUSTON, TEXAS 77002-4995                                  NEW YORK, NEW YORK 10019-6092
                       (713) 229-1234                                               (212) 259-8000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
                                                               PROPOSED MAXIMUM        AMOUNT OF
                   TITLE OF EACH CLASS OF                         AGGREGATE           REGISTRATION
                SECURITIES TO BE REGISTERED                   OFFERING PRICE(1)           FEE
------------------------------------------------------------------------------------------------------
Senior Debt Securities......................................     $500,000,000          $58,850(2)
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

(1) Estimated solely to compute the amount of the registration fee under Rule 457(o) under the Securities Act and exclusive of accrued interest, if any. The aggregate initial offering price of all securities issued from time to time pursuant to this registration statement shall not exceed $500,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. If any securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price of up to $500,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies, less the dollar amount of any securities previously issued hereunder.

(2) Pursuant to Rule 457(p) under the Securities Act, the registrant hereby offsets the registration fee required in connection with this Registration Statement by $12,500 previously paid by Reliant Energy Resources Corp., the predecessor of the registrant, in connection with the registration of an aggregate initial offering price of $600,000,000 of debt securities pursuant to the Registration Statement on Form S-3, as amended (Registration No. 333-54256) (the "Prior Registration Statement"), initially filed with the Commission on January 24, 2001. Unsold debt securities having an aggregate initial offering price of $50,000,000 remain under the Prior Registration Statement. Accordingly, a filing fee of $46,350 is paid herewith. Based on this offset, the unsold securities from the Prior Registration Statement are hereby deemed deregistered.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 8, 2005

PROSPECTUS

CenterPoint Energy Resources Corp.

1111 Louisiana

Houston, Texas 77002

(713) 207-1111

                       CENTERPOINT ENERGY RESOURCES CORP.

                                  $500,000,000
                             SENIOR DEBT SECURITIES

     We may offer and sell up to $500,000,000 of our debt securities in one or more series by using this prospectus. Unless we inform you otherwise in a supplement to this prospectus, our debt securities will be unsecured and will rank on a parity with all of our other unsecured and unsubordinated indebtedness. We will establish the terms for our debt securities at the time we sell them and we will describe them in one or more supplements to this prospectus. You should read this prospectus and the related supplement carefully before you invest in our debt securities. This prospectus may not be used to offer and sell our debt securities unless accompanied by a prospectus supplement.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is           , 2005.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THAT DOCUMENT. ANY INFORMATION WE HAVE INCORPORATED BY REFERENCE IS ACCURATE ONLY AS OF THE DATE OF THE DOCUMENT INCORPORATED BY REFERENCE.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About This Prospectus.......................................    i
About CenterPoint Energy Resources Corp. ...................    1
Cautionary Statement Regarding Forward-Looking
  Information...............................................    2
Ratios of Earnings to Fixed Charges.........................    4
Use of Proceeds.............................................    4
Description of Our Senior Debt Securities...................    5
Plan of Distribution........................................   14
Legal Matters...............................................   15
Experts.....................................................   16
Where You Can Find More Information.........................   16

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement we have filed with the SEC using a "shelf" registration process. Using this process, we may offer the securities described in this prospectus in one or more offerings with a total initial offering price of up to $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a supplement to this prospectus that will describe the specific terms of that offering. The prospectus supplement may also add to, update or change the information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and the information contained in the documents we refer to under the heading "Where You Can Find More Information."

     References in this prospectus to the terms "we," "us," "our" or other similar terms mean CenterPoint Energy Resources Corp. and its subsidiaries, and references to "CenterPoint Energy" mean our indirect parent, CenterPoint Energy, Inc., unless the context clearly indicates otherwise.

                    ABOUT CENTERPOINT ENERGY RESOURCES CORP.

     We own gas distribution systems serving approximately 3 million customers in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma and Texas. Through wholly owned subsidiaries, we also own two interstate natural gas pipelines and gas gathering systems, provide various ancillary services, and offer variable and fixed price physical natural gas supplies to commercial and industrial customers and natural gas distributors. We are an indirect wholly owned subsidiary of CenterPoint Energy.

     CenterPoint Energy is a registered public utility holding company under the Public Utility Holding Company Act of 1935, as amended (1935 Act). The 1935 Act and related rules and regulations impose a number of restrictions on the activities of CenterPoint Energy and those of its subsidiaries, including us. The 1935 Act, among other things, limits the ability of CenterPoint Energy and its regulated subsidiaries, including us, to issue debt and equity securities without prior authorization, restricts the source of dividend payments to current and retained earnings without prior authorization, regulates sales and acquisitions of certain assets and businesses and governs affiliated service, sales and construction contracts. On August 8, 2005 President Bush signed the Energy Policy Act of 2005 (Energy Act), which, among other things, repeals the 1935 Act six months after the enactment of the Energy Act. After the effective date of repeal, CenterPoint Energy and its subsidiaries, including us, will no longer be subject to restrictions imposed under the 1935 Act. Until the repeal is effective, CenterPoint Energy and its subsidiaries remain subject to the provisions of the 1935 Act and the terms of orders issued by the SEC under the 1935 Act. The Energy Act transfers to the Federal Energy Regulatory Commission
(FERC) certain functions performed by the SEC under the 1935 Act, including the requirement that holding companies and their subsidiaries maintain certain books and records and make them available for review by FERC and, through FERC, to state regulatory authorities. The Energy Act requires FERC to issue regulations to implement its jurisdiction under the Energy Act. It is presently unknown what, if any, specific obligations under those rules may be imposed on us as result of that rulemaking.

     Our principal executive offices are located at 1111 Louisiana, Houston, Texas 77002, and our main telephone number at that address is 713-207-1111.

RECENT DEVELOPMENTS

     In late August 2005, Hurricane Katrina struck the Gulf Coast of the United States, including Louisiana and Mississippi, causing extensive damage. A number of our natural gas customers were affected by the storm and some of our facilities were damaged. Although the customers and facilities affected were a comparatively small portion of our total system, we expect to experience the loss of some customers and to incur additional expenditures to repair and reconstruct facilities in order to restore service. At this time, we cannot determine the impact, if any, that this storm will have on our financial condition or results of operations.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

     In this prospectus, including the information we incorporate by reference, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words "anticipate," "believe," "continue," "could," "estimate," "expect," "forecast," "goal," "intend," "may," "objective," "plan," "potential," "predict," "projection," "should," "will" or other similar words.

     We have based our forward-looking statements on our management's beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.

     The following are some of the factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements:

     - state and federal legislative and regulatory actions or developments, constraints placed on our activities or business by the 1935 Act, the impact of the repeal of the 1935 Act and changes in or application of laws or regulations applicable to other aspects of our business and actions with respect to:

      - allowed rates of return;

      - rate structures;

      - recovery of investments; and

      - operation and construction of facilities;

     - timely rate increases, including recovery of costs;

     - industrial, commercial and residential growth in our service territory and changes in market demand and demographic patterns;

     - the timing and extent of changes in commodity prices, particularly natural gas;

     - changes in interest rates or rates of inflation;

     - weather variations and other natural phenomena;

     - the timing and extent of changes in the supply of natural gas;

     - commercial bank and financial market conditions, our access to capital, the costs of such capital, receipt of certain approvals under the 1935 Act, and the results of our financing and refinancing efforts, including availability of funds in the debt capital markets;

     - actions by rating agencies;

     - effectiveness of our risk management activities;

     - inability of various counterparties to meet their obligations to us;

     - non-payment of our services due to financial distress of our customers;

     - our ability to control costs;

     - the investment performance of CenterPoint Energy's employee benefit plans;

     - our internal restructuring or other restructuring options that may be pursued;

     - our potential business strategies, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or to have the anticipated benefits to us; and

     - other factors we discuss in "Risk Factors" beginning on page 25 of our Quarterly Report on Form 10-Q for the period ended June 30, 2005.

     Additional risk factors are described in other documents we file with the SEC and incorporate by reference in this prospectus.

     You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratios of earnings from continuing operations to fixed charges for each of the periods indicated.

                                                                                  SIX
                                                                                 MONTHS
                                                 YEAR ENDED DECEMBER 31,         ENDED
                                             --------------------------------   JUNE 30,
                                             2000   2001   2002   2003   2004     2005
                                             ----   ----   ----   ----   ----   --------
Ratio of earnings from continuing
  operations to fixed charges(1)...........  2.22   1.76   2.25   1.99   2.20     2.79

---------------

(1) We do not believe that the ratio for the six month period is necessarily indicative of the ratios for the twelve month periods due to the seasonal nature of our business. The ratios were calculated pursuant to applicable rules of the SEC.

                                USE OF PROCEEDS

     Unless we inform you otherwise in the prospectus supplement, we anticipate using any net proceeds from the sale of our securities offered by this prospectus for general corporate purposes. These purposes may include, but are not limited to:

     - working capital,

     - capital expenditures,

     - acquisitions,

     - the repayment or refinancing of debt, and

     - loans or advances to affiliates.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

                   DESCRIPTION OF OUR SENIOR DEBT SECURITIES

     The Senior Debt Securities offered by this prospectus will be issued under an indenture, dated as of February 1, 1998, as supplemented, between us and JPMorgan Chase Bank, National Association (formerly Chase Bank of Texas, National Association), as trustee. We have filed the indenture as an exhibit to the registration statement of which this prospectus is a part. We have summarized selected provisions of the indenture and the Senior Debt Securities below. This summary is not complete and is qualified in its entirety by reference to the indenture. References to section numbers in this prospectus, unless otherwise indicated, are references to section numbers of the indenture. For purposes of this summary, the terms "we," "our," "ours," and "us" refer only to CenterPoint Energy Resources Corp. and not to any of our subsidiaries.

     We may issue debt securities from time to time in one or more series under the indenture. There is no limitation on the amount of debt securities we may issue under the indenture. We will describe the particular terms of each series of debt securities we offer in a supplement to this prospectus. The terms of our debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939. You should carefully read the summary below, the applicable prospectus supplement and the provisions of the indenture that may be important to you before investing in our debt securities.

RANKING

     The debt securities offered by this prospectus will:

     - be general unsecured obligations,

     - rank equally in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness, and

     - with respect to the assets and earnings of our subsidiaries, effectively rank below all of the liabilities of our subsidiaries.

     Subject to the exceptions, and subject to compliance with the applicable requirements, set forth in the indenture, we may discharge our obligations under the indenture with respect to our debt securities as described below under "-- Defeasance."

TERMS

     We may issue debt securities in separate series from time to time under the indenture. The total principal amount of debt securities that may be issued under the indenture is unlimited. Our 6 1/2% Debentures due February 1, 2008 ($300 million outstanding as of July 31, 2005), our 7.75% Notes due 2011 ($550 million outstanding as of July 31, 2005)), our 7.875% Notes due 2013 ($762 million outstanding as of July 31, 2005)) and our 5.95% Notes due 2014 ($160 million outstanding as of July 31, 2005) are currently outstanding under the indenture. We may limit the maximum total principal amount for the debt securities of any series. However, any limit may be increased by resolution of our board of directors. (Section 301) We will establish the terms of each series of debt securities, which may not be inconsistent with the indenture, in a supplemental indenture.

     We will describe the specific terms of the series of debt securities being offered in a supplement to this prospectus. These terms will include some or all of the following:

     - the title of the debt securities,

     - any limit on the total principal amount of the debt securities,

     - the date or dates on which the principal of the debt securities will be payable or the method used to determine or extend those dates,

     - any interest rate on the debt securities, any date from which interest will accrue, any interest payment dates and regular record dates for interest payments, or the method used to determine any of the foregoing, and the basis for calculating interest if other than a 360-day year of twelve 30-day months,

     - the place or places where payments on the debt securities will be payable, the debt securities may be presented for registration of transfer or exchange, and notices and demands to or upon us relating to the debt securities may be made,

     - any provisions for redemption of the debt securities,

     - any provisions that would allow or obligate us to redeem or purchase the debt securities prior to their maturity,

     - the denominations in which we will issue the debt securities, if other than denominations of an integral multiple of $1,000,

     - any provisions that would determine payments on the debt securities by reference to an index or a formula,

     - any foreign currency, currencies or currency units in which payments on the debt securities will be payable and the manner for determining the equivalent amount in $U.S.,

     - any provisions for payments on the debt securities in one or more currencies or currency units other than those in which the debt securities are stated to be payable,

     - the percentage of the principal amount at which the debt securities will be issued and the portion of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated, if other than the entire principal amount,

     - if the principal amount to be paid at the stated maturity of the debt securities is not determinable as of one or more dates prior to the stated maturity, the amount that will be deemed to be the principal amount as of any such date for any purpose,

     - any variation of the defeasance and covenant defeasance sections of the indenture and the manner in which our election to defease the debt securities will be evidenced, if other than by a board resolution,

     - whether we will issue the debt securities in the form of temporary or permanent global securities, the depositories for the global securities, and provisions for exchanging or transferring the global securities,

     - whether the interest rate of the debt securities may be reset,

     - whether the stated maturity of the debt securities may be extended,

     - any addition to or change in the events of default for the debt securities and any change in the right of the trustee or the holders of the debt securities to declare the principal amount of the debt securities due and payable,

     - any addition to or change in the covenants in the indenture,

     - any additions or changes to the indenture necessary to issue the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons,

     - the appointment of any paying agents for the debt securities, if other than the trustee,

     - the terms of any right to convert or exchange the debt securities into any other securities or property,

     - the terms and conditions, if any, pursuant to which the debt securities are secured,

     - any restriction or condition on the transferability of the debt securities, and

     - any other terms of the debt securities consistent with the indenture. (Section 301)

     We may sell the debt securities, including original issue discount securities, at a substantial discount below their stated principal amount. If there are any special United States federal income tax considerations applicable to debt securities we sell at an original issue discount, we will describe them in the prospectus supplement. In addition, we will describe in the prospectus supplement any special United States federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than $U.S.

FORM, EXCHANGE AND TRANSFER

     We will issue the debt securities in registered form, without coupons. Unless we inform you otherwise in the prospectus supplement, we will only issue debt securities in denominations of integral multiples of $1,000. (Section 302)

     Holders generally will be able to exchange debt securities for other debt securities of the same series with the same total principal amount and the same terms but in different authorized denominations. (Section 305)

     Holders may present debt securities for exchange or for registration of transfer at the office of the security registrar or at the office of any transfer agent we designate for that purpose. The security registrar or designated transfer agent will exchange or transfer the debt securities if it is satisfied with the documents of title and identity of the person making the request. We will not charge a service charge for any exchange or registration of transfer of debt securities. However, we may require payment of a sum sufficient to cover any tax or other governmental charge payable for the registration of transfer or exchange. Unless we inform you otherwise in the prospectus supplement, we will appoint the trustee as security registrar. We will identify any transfer agent in addition to the security registrar in the prospectus supplement. (Section 305) At any time we may:

     - designate additional transfer agents,

     - rescind the designation of any transfer agent, or

     - approve a change in the office of any transfer agent.

     However, we are required to maintain a transfer agent in each place of payment for the debt securities at all times. (Sections 305 and 1002)

     If we elect to redeem a series of debt securities, neither we nor the trustee will be required:

     - to issue, register the transfer of or exchange any debt securities of that series during the period beginning at the opening of business 15 days before the day we mail the notice of redemption for the series and ending at the close of business on the day the notice is mailed, or

     - to register the transfer or exchange of any debt security of that series if we have so selected the series for redemption, in whole or in part, except for the unredeemed portion of the series. (Section 305)

BOOK-ENTRY

     We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

PAYMENT AND PAYING AGENTS

     Under the indenture, we will pay interest on the debt securities to the persons in whose names the debt securities are registered at the close of business on the regular record date for each interest payment. However, unless we inform you otherwise in the prospectus supplement, we will pay the interest payable on the debt securities at their stated maturity to the persons to whom we pay the principal amount of the debt securities. The initial payment of interest on any series of debt securities issued between a regular record date and the related interest payment date will be payable in the manner provided by the terms of the series, which we will describe in the prospectus supplement. (Section 307)

     Unless we inform you otherwise in the prospectus supplement, we will pay principal, premium, if any, and interest on the debt securities at the offices of the paying agents we designate. However, except in the case of a global security, we may pay interest by:

     - check mailed to the address of the person entitled to the payment as it appears in the security register, or

     - by wire transfer in immediately available funds to the place and account designated in writing by the person entitled to the payment as specified in the security register.

We will designate the trustee as the sole paying agent for the debt securities unless we inform you otherwise in the prospectus supplement. If we initially designate any other paying agents for a series of debt securities, we will identify them in the prospectus supplement. At any time, we may designate additional paying agents or rescind the designation of any paying agents. However, we are required to maintain a paying agent in each place of payment for the debt securities at all times. (Sections 307 and 1002)

     Any money deposited with the trustee or any paying agent for the payment of principal, premium, if any, and interest on the debt securities that remains unclaimed for two years after the date the payments became due, may be repaid to us upon our request. After we have been repaid, holders entitled to those payments may only look to us for payment as our unsecured general creditors. The trustee and any paying agents will not be liable for those payments after we have been repaid. (Section 1003)

RESTRICTIVE COVENANTS

     We will describe any restrictive covenants for any series of debt securities in the prospectus supplement.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     Under the indenture, we may not consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety, to any person, referred to as a "successor person," and we may not permit any person to consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

     - the successor person is a corporation, partnership, trust or other entity organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia,

     - the successor person expressly assumes our obligations with respect to the debt securities and the indenture,

     - immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, would occur and be continuing, and

     - we have delivered to the trustee the certificates and opinions required under the indenture. (Section 801)

     As used in the indenture, the term "corporation" means a corporation, association, company, joint-stock company or business trust.

EVENTS OF DEFAULT

     Unless we inform you otherwise in the prospectus supplement, each of the following will be an event of default under the indenture for a series of debt securities:

     - our failure to pay principal or premium, if any, on that series when due,

     - our failure to pay any interest on that series for 30 days after the interest becomes due,

     - our failure to deposit any sinking fund payment, when due, relating to that series,

     - our failure to perform, or our breach in any material respect of, any other covenant or warranty in the indenture, other than a covenant or warranty included in the indenture solely for the benefit of another series of debt securities, for 90 days after either the trustee or holders of at least 25% in principal amount of the outstanding debt securities of that series have given us written notice of the breach in the manner required by the indenture,

     - specified events involving our bankruptcy, insolvency or reorganization, and

     - any other event of default we may provide for that series,

provided, however, that no event described in the fourth, fifth or sixth bullet points above will be an event of default until an officer of the trustee, assigned to and working in the trustee's corporate trust department, has actual knowledge of the event or until the trustee receives written notice of the event at its corporate trust office, and the notice refers to the debt securities generally, us or the indenture. (Section 501)

     If an event of default for a series of debt securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series due and immediately payable. In order to declare the principal amount of that series of debt securities due and immediately payable, the trustee or the holders must deliver a notice that satisfies the requirements of the indenture. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount of the series of debt securities.

     The right described in the preceding paragraph does not apply if:

     - an event of default described in the fifth bullet point above occurs, or

     - an event of default described in the fourth or sixth bullet points above that applies to all outstanding debt securities occurs.

If any of these events of default occurs and is continuing, either the trustee or holders of at least 25% in principal amount of all of the debt securities then outstanding, treated as one class, may declare the principal amount of all of the debt securities then outstanding to be due and payable immediately. In order to declare the principal amount of the debt securities due and immediately payable, the trustee or the holders must deliver a notice that satisfies the requirements of the indenture. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount of the debt securities.

     However, after any declaration of acceleration of a series of debt securities, but before a judgment or decree for payment has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the declaration of acceleration if:

     - we have paid or deposited with the trustee a sum sufficient to pay:

      - all overdue interest,

      - the principal and premium, if any, due otherwise than by the declaration of acceleration and any interest on such amounts,

      - any interest on overdue interest, to the extent legally permitted, and

      - all amounts due to the trustee under the indenture, and

     - all events of default with respect to that series of debt securities, other than the nonpayment of the principal which became due solely by virtue of the declaration of acceleration, have been cured or waived. (Section 502)

     If an event of default occurs and is continuing, the trustee will generally have no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer reasonable indemnity to the trustee. (Section 603) The holders of a majority in principal amount of the outstanding debt securities of any series will generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee for the debt securities of that series, provided that:

     - the direction is not in conflict with any law or the indenture,

     - the trustee may take any other action it deems proper which is not inconsistent with the direction, and

     - the trustee will generally have the right to decline to follow the direction if an officer of the trustee determines, in good faith, that the proceeding would involve the trustee in personal liability or would otherwise be contrary to applicable law. (Section 512)

     A holder of a debt security of any series may only pursue a remedy under the indenture if:

     - the holder gives the trustee written notice of a continuing event of default for that series,

     - holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to institute proceedings with respect to the event of default,

     - the holders offer reasonable indemnity to the trustee,

     - the trustee fails to pursue that remedy within 60 days after receipt of the notice, request and offer of indemnity, and

     - during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request. (Section 507)

However, these limitations do not apply to a suit by a holder of a debt security demanding payment of the principal, premium, if any, or interest on a debt security on or after the date the payment is due. (Section 508)

     We will be required to furnish to the trustee annually a statement by some of our officers regarding our performance or observance of any of the terms of the indenture and specifying all of our known defaults, if any. (Section 1004)

MODIFICATION AND WAIVER

     We may enter into one or more supplemental indentures with the trustee without the consent of the holders of the debt securities in order to:

     - evidence the succession of another corporation to us, or successive successions and the assumption of our covenants, agreements and obligations by a successor,

     - add to our covenants for the benefit of the holders of any series of debt securities or to surrender any of our rights or powers,

     - add events of default for any series of debt securities,

     - add to or change any provisions of the indenture to the extent necessary to issue debt securities in bearer form,

     - add to, change or eliminate any provision of the indenture applying to one or more series of debt securities, provided that if such action adversely affects the interests of any holder of any series of debt securities, the addition, change or elimination will become effective with respect to that series only when no security of that series remains outstanding,

     - convey, transfer, assign, mortgage or pledge any property to or with the trustee or surrender any right or power conferred upon us by the indenture,

     - establish the form or terms of any series of debt securities,

     - provide for uncertificated securities in addition to certificated securities,

     - evidence and provide for successor trustees or add or change any provisions to the extent necessary to appoint a separate trustee or trustees for a specific series of debt securities,

     - correct any ambiguity, defect or inconsistency under the indenture, provided that such action does not adversely affect the interests of the holders of any series of debt securities,

     - supplement any provisions of the indenture necessary to defease and discharge any series of debt securities, provided that such action does not adversely affect the interests of the holders of any series of debt securities,

     - comply with the rules or regulations of any securities exchange or automated quotation system on which any debt securities are listed or traded, or

     - add, change or eliminate any provisions of the indenture in accordance with any amendments to the Trust Indenture Act of 1939, provided that the action does not adversely affect the rights or interests of any holder of debt securities. (Section 901)

     We may enter into one or more supplemental indentures with the trustee in order to add to, change or eliminate provisions of the indenture or to modify the rights of the holders of one or more series of debt securities if we obtain the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the supplemental indenture, treated as one class. However, without the consent of the holders of each outstanding debt security affected by the supplemental indenture, we may not enter into a supplemental indenture that:

     - changes the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, except to the extent permitted by the indenture,

     - reduces the principal amount of, or any premium or interest on, any debt security,

     - reduces the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof,

     - changes the place or currency of payment of principal, premium, if any, or interest,

     - impairs the right to institute suit for the enforcement of any payment on any debt security,

     - reduces the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification of the indenture, for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults,

     - makes certain modifications to the provisions for modification of the indenture and for certain waivers, except to increase the principal amount of debt securities necessary to consent to any such charge,

     - makes any change that adversely affects the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, or

     - changes the terms and conditions pursuant to which any series of debt securities is secured in a manner adverse to the holders of the debt securities. (Section 902)

     Holders of a majority in principal amount of the outstanding debt securities of any series may waive past defaults or noncompliance with restrictive provisions of the indenture. However, such holders of a majority in principal amount may not waive, and consequently, the consent of holders of each outstanding debt security of a series would be required to:

     - waive any default in the payment of principal, premium, if any, or interest, or

     - waive any covenants and provisions of the indenture that may not be amended without the consent of the holder of each outstanding debt security of the series affected. (Sections 513 and 1006)

     In order to determine whether the holders of the requisite principal amount of the outstanding debt securities have taken an action under the indenture as of a specified date:

     - the principal amount of an "original issue discount security" that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of that date upon acceleration of the maturity to that date,

     - if, as of that date, the principal amount payable at the stated maturity of a debt security is not determinable, for example, because it is based on an index, the principal amount of the debt security deemed to be outstanding as of that date will be an amount determined in the manner prescribed for the debt security,

     - the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the $U.S. equivalent, determined as of that date in the manner prescribed for the debt security, of the principal amount of the debt security or, in the case of a debt security described in the two preceding bullet points, of the amount described above, and

     - debt securities owned by us or any other obligor upon the debt securities or any of our or their affiliates will be disregarded and deemed not to be outstanding.

An "original issue discount security" means a debt security issued under the indenture which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of maturity. Some debt securities, including those for the payment or redemption of which money has been deposited or set aside in trust for the holders and those that have been fully defeased pursuant to Section 1402 of the indenture, will not be deemed to be outstanding. (Section 101)

     We will generally be entitled to set any day as a record date for determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders of outstanding debt securities. If a record date is set for any action to be taken by holders of a particular series, the action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, the action must be taken by holders of the requisite principal amount of debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as we may specify, or the trustee may specify, if it set the record date. This period may be shortened or lengthened by not more than 180 days. (Section 104)

DEFEASANCE

     When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. Unless we inform you otherwise in the prospectus supplement, if we deposit with the trustee funds or government securities sufficient to make payments on the debt securities of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:

     - we will be discharged from our obligations with respect to the debt securities of that series ("legal defeasance"), or

     - we will no longer have any obligation to comply with the restrictive covenants under the indenture, and the related events of default will no longer apply to us, but some of our other obligations under the indenture and the debt securities of that series, including our obligation to make payments on those debt securities, will survive.

     If we defease a series of debt securities, the holders of the debt securities of the series affected will not be entitled to the benefits of the indenture, except for our obligations to:

     - register the transfer or exchange of debt securities,

     - replace mutilated, destroyed, lost or stolen debt securities, and

     - maintain paying agencies and hold moneys for payment in trust.

     Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize gain or loss for federal income tax purposes and that the holders would be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect. (Sections 1401, 1402, 1403 and 1404)

SATISFACTION AND DISCHARGE

     We may discharge our obligations under the indenture while debt securities remain outstanding if (1) all outstanding debt securities issued under the indenture have become due and payable, (2) all outstanding debt securities issued under the indenture have or will become due and payable at their scheduled maturity within one year or (3) all outstanding debt securities issued under the indenture are scheduled for redemption in one year, and in each case, we have deposited with the trustee an amount sufficient to pay and discharge all outstanding debt securities issued under the indenture on the date of their scheduled maturity or the scheduled date of redemption and we have paid all other sums payable under the Indenture. (Section 401)

NOTICES

     Holders will receive notices by mail at their addresses as they appear in the security register. (Section 106)

TITLE

     We may treat the person in whose name a debt security is registered on the applicable record date as the owner of the debt security for all purposes, whether or not it is overdue. (Section 309)

GOVERNING LAW

     New York law will govern the indenture and the debt securities. (Section
112)

REGARDING THE TRUSTEE

     JPMorgan Chase Bank, National Association, is the trustee, security registrar and paying agent under the indenture. As of July 31, 2005, the trustee served as trustee for approximately $1.8 billion aggregate principal amount of our debt securities. In addition, the trustee serves as trustee or fiscal agent for debt securities of our affiliates aggregating approximately $7.3 billion as of July 31, 2005.

     The trustee and its affiliates are parties to credit agreements under which we and our affiliates have bank lines of credit. We and our affiliates maintain depository and other banking, investment banking and investment management relationships with the trustee and its affiliates.

     If an event of default occurs under the indenture and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of that person's own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any debt securities issued under the indenture only after those holders have offered the trustee indemnity satisfactory to it.

     If the trustee becomes one of our creditors, its rights to obtain payment of claims in specified circumstances, or to realize for its own account on certain property received in respect of any such claim as security or otherwise will be limited under the terms of the indenture pursuant to the provisions of the Trust Indenture Act. (Section 613) The trustee may engage in certain other transactions; however, if the trustee acquires any conflicting interest (within the meaning specified under the Trust Indenture Act), it will be required to eliminate the conflict or resign. (Section 608)

                              PLAN OF DISTRIBUTION

     We may sell the offered securities in and outside the United States:

     - through underwriters or dealers,

     - directly to purchasers, including our affiliates,

     - through agents, or

     - through a combination of any of these methods.

     The prospectus supplement will include the following information:

     - the terms of the offering,

     - the names of any underwriters or agents,

     - the name or names of any managing underwriter or underwriters,

     - the purchase price of the securities,

     - the net proceeds to us from the sale of the securities,

     - any delayed delivery arrangements,

     - any underwriting discounts, commissions and other items constituting underwriters' compensation,

     - any initial public offering price,

     - any discounts or concessions allowed or reallowed or paid to dealers, and

     - any commissions paid to agents.

SALE THROUGH UNDERWRITERS OR DEALERS

     If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

     If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of these securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

DIRECT SALES AND SALES THROUGH AGENTS

     We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

     We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

DELAYED DELIVERY CONTRACTS

     If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

REMARKETING

     We may offer and sell any of the offered securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act of 1933.

DERIVATIVE TRANSACTIONS

     We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be underwriters and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

GENERAL INFORMATION

     We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

     Each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market for any of our offered securities will develop.

                                 LEGAL MATTERS

     The validity of the securities described in this prospectus will be passed upon for us by Baker Botts L.L.P., Houston, Texas. Scott E. Rozzell, Esq., our Executive Vice President, General Counsel and Corporate Secretary, or Rufus S. Scott, our Vice President, Deputy General Counsel and Assistant Corporate Secretary, may pass upon other legal matters for us. Any underwriters will be advised about the validity of our debt securities and other matters by Dewey Ballantine LLP.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2004, as amended, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain further information regarding the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public on the SEC's Internet site located at http://www.sec.gov. You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and the schedules for more information about us and our securities. The registration statement, exhibits and schedules are available at the SEC's public reference room or through its Internet site.

     We are "incorporating by reference" into this prospectus information we file with the SEC. This means we are disclosing important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be part of this prospectus. Information that we file later with the SEC that is deemed incorporated by reference into this prospectus (but not information deemed to be furnished to and not filed with the SEC) will automatically update and supersede information previously included.

     We are incorporating by reference into this prospectus the documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding information deemed to be furnished and not filed with the SEC) until all the securities are sold or after the date on which the registration statement that includes this prospectus was initially filed with the SEC and before the effectiveness of such registration statement:

     - our Annual Report on Form 10-K for the year ended December 31, 2004, as amended by our Annual Report on Form 10-K/A for the year ended December 31, 2004 filed on August 29, 2005,

     - our Quarterly Report on Form 10-Q for the period ended March 31, 2005,

     - our Quarterly Report on Form 10-Q for the period ended June 30, 2005, and

     - our Current Report on Form 8-K filed July 7, 2005.

     You may also obtain a copy of our filings with the SEC at no cost by writing to or telephoning us at the following address:
                       CenterPoint Energy Resources Corp.
                          c/o CenterPoint Energy, Inc.
                            Attn: Investor Relations
                                 P.O. Box 4567
                           Houston, Texas 77210-4567
                                 (713) 207-6500

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses payable by CenterPoint Energy Resources Corp. (the "Company") in connection with the offering described in this Registration Statement.

SEC registration fee........................................  $ 58,850
Printing expenses...........................................   100,000
Accounting fees and expenses................................   100,000
Legal fees and expenses.....................................   300,000
Trustee fees and expenses...................................    10,000
Miscellaneous...............................................     6,150
                                                              --------
  Total.....................................................  $575,000
                                                              ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of Delaware (the "DGCL") gives corporations the power to indemnify officers and directors under certain circumstances.

     Article V of the By-Laws of the Company provides for indemnification of officers and directors to the extent permitted by the DGCL. The Company also has policies insuring its officers and directors against certain liabilities for action taken in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

     Article Ninth of the Company's Certificate of Incorporation adopted the provision of Delaware law limiting or eliminating the potential monetary liability of directors to the Company or its stockholders for breaches of a director's fiduciary duty of care. However, the provision does not limit or eliminate the liability of a director for disloyalty to the Company or its stockholders, failing to act in good faith, engaging in intentional misconduct or a knowing violation of the law, obtaining an improper personal benefit or paying a dividend or approving a stock repurchase that was illegal under section 174 of the DGCL.

     Article Ninth of the Company's Certificate of Incorporation also provides that if the DGCL is subsequently amended to authorize further limitation or elimination of the liability of directors, such subsequent limitation or elimination of director's liability will be automatically implemented without further stockholder action. Furthermore, repeal or modification of the terms of Article Ninth will not adversely affect any right or protection of a director existing at the time of such repeal or modification.

     See "Item 17. Undertakings" for a description of the Commission's position regarding such indemnification provisions.

ITEM 16.  EXHIBITS.*

     The following documents are filed as part of this Registration Statement or incorporated by reference herein:

                                                                                         SEC FILE OR
EXHIBIT                                                         REPORT OR                REGISTRATION    EXHIBIT
NUMBER                DOCUMENT DESCRIPTION               REGISTRATION STATEMENT             NUMBER      REFERENCE
-------               --------------------               ----------------------          ------------   ---------
   4.1**       Certificate of Incorporation of     Form 10-K for the year ended             1-3187       3(a)(1)
               Reliant Energy Resources Corp.      December 31, 1997
   4.1.1**     Certificate of Merger merging       Form 10-K for the year ended             1-3187       3(a)(2)
               former NorAm Energy Corp. with and  December 31, 1997
               into HI Merger, Inc. dated August
               6, 1997
   4.1.2**     Certificate of Amendment changing   Form 10-K for the year ended             1-3187       3(a)(3)
               the name to Reliant Energy          December 31, 1998
               Resources Corp.
   4.1.3**     Certificate of Amendment changing   Form 10-Q for the quarter ended         1-13265       3(a)(4)
               the name to CenterPoint Energy      June 30, 2003
               Resources Corp.
   4.2**       Bylaws of Reliant Energy Resources  Form 10-K for the year ended             1-3187       3(b)
               Corp.                               December 31, 1997
   4.3**       Indenture, dated as of February 1,  Form 8-K dated February 5, 1998         1-13265       4.1
               1998, between Reliant Energy
               Resources Corp. and Chase Bank of
               Texas, National Association, as
               Trustee
   5.1         Opinion of Baker Botts L.L.P.
  12.1**       Computation of ratios of earnings   Form 10-K for the year ended            1-13265      12
               to fixed charges for the            December 31, 2004
               twelve-month periods ended
               December 31, 2004, 2003, 2002,
               2001 and 2000
  12.2         Computation of ratio of earnings
               to fixed charges for the six-month
               period ended June 30, 2005
  23.1         Consent of Deloitte & Touche LLP
  23.2         Consent of Baker Botts L.L.P.
               (included in Exhibit 5.1)
  24.1         Powers of Attorney (included on
               the signature page of the
               Registration Statement)
  25.1         Statement of Eligibility and
               Qualification under the Trust
               Indenture Act of 1939 of the
               Trustee on Form T-1

---------------

 * The Company will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities,
   (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby and (iv) any required opinion of counsel as to certain tax matters relative to securities offered hereby.

** Incorporated herein by reference as indicated.

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on September 8, 2005.

                                          CENTERPOINT ENERGY RESOURCES CORP.

                                          By:    /s/ David M. McClanahan
                                            ------------------------------------
                                            David M. McClanahan
                                            President and Chief Executive
                                              Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. McClanahan, Scott E. Rozzell and Rufus
S. Scott, and each of them severally, his true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on September 8, 2005 in the capacities indicated.

                    SIGNATURE                                            TITLE
                    ---------                                            -----

             /s/ David M. McClanahan                     President, Chief Executive Officer and
 ------------------------------------------------      Director (Principal Executive Officer and
               David M. McClanahan                                   Sole Director)


               /s/ Gary L. Whitlock                   Executive Vice President and Chief Financial
 ------------------------------------------------        Officer (Principal Financial Officer)
                 Gary L. Whitlock


                /s/ James S. Brian                     Senior Vice President and Chief Accounting
 ------------------------------------------------        Officer (Principal Accounting Officer)
                  James S. Brian

                               INDEX TO EXHIBITS*

                                                                                         SEC FILE OR
EXHIBIT                                                         REPORT OR                REGISTRATION    EXHIBIT
NUMBER                DOCUMENT DESCRIPTION               REGISTRATION STATEMENT             NUMBER      REFERENCE
-------               --------------------               ----------------------          ------------   ---------
   4.1**       Certificate of Incorporation of     Form 10-K for the year ended             1-3187       3(a)(1)
               Reliant Energy Resources Corp.      December 31, 1997
   4.1.1**     Certificate of Merger merging       Form 10-K for the year ended             1-3187       3(a)(2)
               former NorAm Energy Corp. with and  December 31, 1997
               into HI Merger, Inc. dated August
               6, 1997
   4.1.2**     Certificate of Amendment changing   Form 10-K for the year ended             1-3187       3(a)(3)
               the name to Reliant Energy          December 31, 1998
               Resources Corp.
   4.1.3**     Certificate of Amendment changing   Form 10-Q for the quarter ended         1-13265       3(a)(4)
               the name to CenterPoint Energy      June 30, 2003
               Resources Corp.
   4.2**       Bylaws of Reliant Energy Resources  Form 10-K for the year ended             1-3187       3(b)
               Corp.                               December 31, 1997
   4.3**       Indenture, dated as of February 1,  Form 8-K dated February 5, 1998         1-13265       4.1
               1998, between Reliant Energy
               Resources Corp. and Chase Bank of
               Texas, National Association, as
               Trustee
   5.1         Opinion of Baker Botts L.L.P.
  12.1**       Computation of ratios of earnings   Form 10-K for the year ended            1-13265      12
               to fixed charges for the            December 31, 2004
               twelve-month periods ended
               December 31, 2004, 2003, 2002,
               2001 and 2000
  12.2         Computation of ratio of earnings
               to fixed charges for the six-month
               period ended June 30, 2005
  23.1         Consent of Deloitte & Touche LLP
  23.2         Consent of Baker Botts L.L.P.
               (included in Exhibit 5.1)
  24.1         Powers of Attorney (included on
               the signature page of the
               Registration Statement)
  25.1         Statement of Eligibility and
               Qualification under the Trust
               Indenture Act of 1939 of the
               Trustee on Form T-1

---------------

 * The Company will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities,
   (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby and (iv) any required opinion of counsel as to certain tax matters relative to securities offered hereby.

** Incorporated herein by reference as indicated.